AMENDMENT

TO

THIRD AMENDED AND RESTATED

INVESTMENT SUB-ADVISORY AGREEMENT

THIS AMENDMENT is made as of the 30th day of November, 2023, by and between Mason Street Advisors, LLC (the “Adviser”) and BlackRock Advisors, LLC (the “Sub-Adviser”).

WHEREAS, the Adviser and the Sub-Adviser are parties to a Third Amended and Restated Investment Sub-Advisory Agreement dated November 30, 2022 (the “Agreement”) relating to the Northwestern Mutual Series Fund, Inc.’s Government Money Market Portfolio (the “Portfolio”); and

WHEREAS, the Adviser and the Sub-Adviser desire to amend the Agreement to modify the investment sub-advisory fee payable with respect to the Portfolio as set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

1. Schedule A to the Agreement shall be deleted in its entirety and replaced with Exhibit A attached to this Amendment, the content of which is hereby incorporated herein by this reference.

2. Except as modified by this Amendment, the Agreement shall remain in full force and effect, and it is hereby ratified and confirmed.

3. This Amendment may be executed in two or more counterparts, all of which when taken together shall constitute one instrument.

IN WITNESS WHEREOF, each party has caused this Amendment to be signed below by a duly authorized officer with full power and authority to execute this Amendment.

BLACKROCK ADVISORS, LLC		MASON STREET ADVISORS, LLC

By:		By:

Name:	Rebecca Meskin	Name:	Bonnie L. Tomczak

Title:	Managing Director, COO Retirement Group	Title:	President

EXHIBIT A

SCHEDULE A

TO

THIRD AMENDED AND RESTATED

INVESTMENT SUB-ADVISORY AGREEMENT

BETWEEN

MASON STREET ADVISORS, LLC

AND

BLACKROCK ADVISORS, LLC

As Amended November 30,

2023

Fee Effective: January 1, 2024

Portfolio	Fee
Government Money Market	First $500 Million: 0.05% of average daily net assets Next $500 Million: 0.04% of average daily net assets Assets Over $1 Billion: 0.03% of average daily net assets